Exhibit 99.3

Biosig Technologies, Inc. & Streamex Announce Closing of $15 Million Public Offering

Offering Structured to Accelerate Streamex’s Operational Build-Out, Strategically Allocated with No Warrants

LOS ANGELES, USA - August 15, 2025 —

BioSig Technologies, Inc. (“BioSig” or the “Company”), which recently merged with Streamex Exchange Corporation (“Streamex”) (NASDAQ: BSGM), a gold tokenization infrastructure company, today announced the closing of its previously announced underwritten public offering, including a group of technology and mining thought leaders.

The offering consisted of 3,852,149 shares of common stock at a public offering price of $3.90 per share with no pre-funded warrants. The gross proceeds from the offering, before deducting underwriter discounts and commissions and other estimated offering expenses were approximately $15,023,381.

The Company intends to use the net proceeds from the offering to purchase gold bullion in accordance with the Company’s investment policy, for general corporate purposes and for working capital.

“We now have been able to marry a short and long-term capital strategy for the company with high-quality shareholders to support this pivotal point in our development,” Henry McPhie, CEO of BioSig and Co-Founder of Streamex. “We are building a Nasdaq-listed leader in the gold bullion based real world asset space and we can now focus on accelerated shareholder value creation.”

Clear Street and Needham & Company are acting as joint book-running managers of the offering.

The offering was made pursuant to a shelf registration statement on Form S-3 (File No. 333-276298) declared effective by the Securities and Exchange Commission (the “SEC”) on December 17, 2024. A final prospectus supplement relating to the offering has been filed with the Securities and Exchange Commission, together with an accompanying base prospectus. The securities were offered only by means of a written prospectus forming a part of the effective registration statement. Copies of the final prospectus supplement relating to the offering, together with the accompanying base prospectus, may be obtained from the SEC’s website at http://www.sec.gov, from Clear Street, Attention: Syndicate, 4 World Trade Center, 150 Greenwich St, Floor 46, New York, NY 10007, or by email at syndicate@clearstreet.io and Needham & Company, 250 Park Avenue, 10th Floor, New York, NY 10177, Attn: Prospectus Department, prospectus@needhamco.com or by telephone at (800) 903-3268.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein. BioSig will not, and has been advised by the joint book-running managers that they and their affiliates will not, sell any of these securities in any state or other jurisdiction in which such offer, solicitation, or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About Streamex

Streamex is a RWA and gold tokenization company building Institutional grade infrastructure to bring the gold market on chain, enabled by a gold denominated treasury and an institutional grade tokenization platform. Streamex is a wholly owned subsidiary of BioSig Technologies, Inc.

About BioSig Technologies

BioSig Technologies, Inc. is a medical device technology company with an advanced digital signal processing technology platform, the PURE EP™ Platform that delivers insights to electrophysiologists for ablation treatments of cardiovascular arrhythmias.

The PURE EP™ Platform enables electrophysiologists to acquire raw signal data in real-time—absent of unnecessary noise or interference—to maximize procedural success and minimize unnecessary inefficiencies. As physician advocates, we believe that the ability to maintain the integrity of intracardiac signals with precision and clarity without driving up procedural costs has never been more pertinent.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential,” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions, and are subject to various known and unknown risks and uncertainties, many of which are beyond our control. It is possible that our actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements, depending on factors including whether we will be able to realize the benefits of the acquisition of Streamex, whether shareholder approval of the acquisition and recently announced convertible debenture financing and standby equity purchase agreement will be obtained, and whether we will be able to maintain compliance with Nasdaq’s listing criteria in connection with the acquisition and otherwise. For a discussion of other risks and uncertainties, and other important factors, any of which could cause our actual results to differ from those contained in forward-looking statements, see our filings with the Securities and Exchange Commission, including the section titled “Risk Factors” in our Annual Report on Form 10-K, filed with the SEC on April 15, 2025. We assume no obligation to publicly update or revise our forward-looking statements as a result of new information, future events or otherwise, except as required by law.

Contacts

Ele Kauderer

PR@PhoenixMGMTconsulting.com

+1 888-228-0122

Henry McPhie

CEO of BioSig, Co-Founder of Streamex

contact@Streamex.com

https://x.com/streamex